SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2002

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

0-27446
(Commission File Number)

California	94-3025618
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025

(Address of principal executive offices, with zip code)

(650) 306-1650

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.                    OTHER EVENTS.

On March 28, 2002, Landec Corporation (the “Company”) announced that it had entered into Subscription Agreements dated March 26, 2002 (the “Subscription Agreements”) for the private placement of 2,580,665 shares of Common Stock, $0.001 par value (the “Common Stock”), to certain accredited, institutional investors at $3.10 per share resulting in aggregate proceeds of $8,000,061.50 (the “Financing”).  Pursuant to the Subscription Agreements, on March 28, 2002 the Company completed the sale of 1,935,504 shares resulting in aggregate proceeds of $6,000,062.40, and on April 5, 2002 the Company expects to complete the sale of an additional 645,161 shares resulting in aggregate proceeds of $1,999,999.10.

Roth Capital Partners, LLC (“Roth”) served as placement agent in connection with the Financing.  As consideration for its services, the Company paid Roth a placement agent fee of $640,000.

Pursuant to a Registration Rights Agreement dated March 26, 2002 (the “Rights Agreement”), the Company agreed to prepare and file with the Securities and Exchange Commission a Registration Statement under the Securities Act covering the resale of the Common Stock within thirty (30) days after March 28, 2002.

The terms of the Financing are more fully set forth in the Subscription Agreements attached hereto as Exhibit 10.1 and the Rights Agreement attached hereto as Exhibit 4.1.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS

                (c)           Exhibits.

4.1        Registration Rights Agreement between the Company and certain investors, dated as of March 26, 2002.

10.1      Subscription Agreements between the Company and certain investors, dated as of March 26, 2002.

99.1      Press Release dated March 28, 2002.

*  The Company hereby agrees to furnish to the Securities and Exchange Commission supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDEC CORPORATION

(Registrant)

Date: April 1, 2002	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Chief Financial Officer

LANDEC CORPORATION

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
4.1	Registration Rights Agreement between the Company and certain investors, dated as of March 26, 2002.

10.1	Subscription Agreements between the Company and certain investors, dated as of March 26, 2002.

99.1	Press Release dated March 28, 2002.

*              The Company hereby agrees to furnish to the Securities and Exchange Commission supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.